SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2009

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Stamford Landing, Suite 200, Stamford, Connecticut 06902
(Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02:      Termination of a Material Definitive Agreement.

          On December 4, 2009, Green Earth Technologies, Inc. (“GET”) received a notice from Bio Tec Fuels and Chemicals, LLC (“Bio Tec”) that Bio Tec was terminating its agreement with GET. Under the agreement, Bio Tec supplied GET with its bio-based performance products. In the termination notice, Bio Tec alleged that GET failed to comply with and fulfill the provisions of the agreement and also made various claims regarding amounts owed by GET to Bio Tec as a result of GET’s failure to comply with the terms of the agreement. GET believes, however, that it has complied with all of the terms of the agreement and that Bio Tec is not entitled to any termination penalties. In fact, GET believes that Bio Tec has breached the agreement. GET does not believe that the termination of the agreement will impact its business, as GET has already engaged new suppliers for its performance products and is in the process of looking for additional suppliers.

          The material terms of the agreement were the following: (1) Bio Tec, together with its principals, granted GET the exclusive right and license of and to any and all intellectual property relating to certain designated products (essentially, bio-based motor oil), including the manufacture of those products as well as the exclusive right to sell, market and distribute those products; (2) GET was obligated to purchase its requirements of performance products provided that Bio Tec (i) could produce the quantity and type of products GET required on a timely basis from Bio Tec and (ii) the products satisfied GET’s quality standards. If Bio Tec could not satisfy these basic requirements, GET was released from its obligations under the agreement; (3) if GET failed to purchase at least 70% of Bio Tec’s manufacturing capacity (assuming Bio Tec could meet all of GET’s requirements and quality standards), Bio Tec had the right to terminate GET’s exclusive right to market, sell and distribute; (4) although not entirely free from doubt, GET interpreted the agreement to provide that if Bio Tec could not satisfy GET’s requirements, whether in terms of type, quantity or quality, GET was entitled to purchase products from other sources or use Bio Tec’s intellectual property to manufacture products itself or by third parties; and (5) if a customer returned any product supplied by Bio Tec because of quality issues, Bio Tec was obligated to give GET a full credit plus any damages for that product.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

By:	/s/ Greg Adams
Greg Adams
Chief Financial Officer

Dated: December 10, 2009